EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT and ASSUMPTION AGREEMENT (this “Assignment”) is entered into between R. Allen Stanford (hereinafter “RAS”) and Stanford International Bank Limited, a corporation organized and existing under the laws of Antigua and Barbuda, (hereinafter “SIBL”):

RECITALS:

WHEREAS, pursuant to those certain Securities Purchase Agreements, dated as of October 16, 2002 and April 30, 2003 (the “Purchase Agreements”), between Stanford Venture Capital Holdings, Inc. (“SVCH”) and Health Systems Solutions, Inc. (the “Issuer”), SVCH acquired certain securities of the Issuer and was granted certain ancillary rights in connection with such securities;

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of July 6, 2004, as amended (the “Loan Agreement”), between SVCH and Healthcare Quality Solutions, Inc. (a subsidiary of Issuer), SVCH extended credit and made other financial accommodations to the Issuer, and in consideration thereof the Issuer granted to SVCH a security interest in certain personal property in order to secure the obligations of Issuer under the Loan Agreement;

WHEREAS, as a result of its entry into the Purchase Agreement and Loan Agreements, SVCH acquired certain intangible personal property interests as more particularly set forth on Schedule “A” attached hereto and made a part hereof (collectively, the “Rights”).

WHEREAS, pursuant to an Assignment and Assumption Agreement (“Assignment Agreement”), effective as of November 29, 2004, between SVCH and RAS, SVCH assigned all of its right, title and interest in and to the Rights to RAS and, as a result, RAS is the owner and holder of the Rights;

WHEREAS, RAS has determined that it is in his best interests to assign, transfer and deliver unto SIBL all of his rights, title, and interest in and to the Rights subject to and on the terms and conditions herein; and

WHEREAS, SIBL desires to acquire the ownership of the Rights.

NOW THEREFORE, in consideration of the mutual promises herein made, the mutual benefits to be derived from this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant, covenant and agree as follows:

1. Recitals. The recitals set forth above are true and accurate and are hereby incorporated by reference.

2. Assignment of Rights. RAS (the “Assignor”) hereby grants, assigns, transfers and delivers to SIBL, on an “AS IS” basis, all of his respective rights, title, and interest in and to the Rights including, without limitation, the rights with respect to the payment of all amounts arising from the Rights and interest that accrues thereon after the date hereof. The assignment provided for herein shall be without recourse to the Assignor. The Assignor also hereby assigns, grants, transfers and delivers to SIBL any and all related rights and benefits that he had as holder of the Rights or related to or in connection with the Rights including without limitation as a result of or arising pursuant to any statue, law or regulation, the organization documents of the Issuer, or pursuant to any other agreements, documents or certificates, including without limitation, any and all described in Schedule “A” attached hereto.

3. Assumption of Rights. Upon the execution and delivery of this Assignment to SIBL, SIBL shall, as of the date hereof, succeed to all of the Assignor’ right, title and interest in and to the Rights. SIBL for itself and its successors and assigns, hereby accepts the foregoing Assignment and agrees to assume, fulfill, and perform all obligations of the Assignor under and by virtue of the Rights hereby assigned, which arise on or after the effective date of this Assignment, and does hereby agree to defend, indemnify and hold harmless the Assignor from any liability, damages, causes of actions, expenses and attorneys’ fees incurred by any of the Assignor by reason of the failure of SIBL to fulfill, perform and discharge all of the obligations of the Assignor under and by virtue of the Rights assigned hereunder, which arise on or after the effective date of this Assignment; provided, however, that the Assignor shall indemnify and hold SIBL harmless from and against any claims by any third party in respect of any matter or circumstance arising prior to the effective date of this Assignment. In addition, the Assignor shall remain liable for all of his respective obligations or any other matter relating to the Rights which arose prior to the effective date of this Assignment (“Pre-Assignment Obligations”), and the Assignor shall defend, indemnify and hold SIBL and its successors and assigns harmless from any and all claims, losses, damages, liabilities, causes of action, expenses and attorney’s fees incurred by SIBL arising from: (i) any Pre-Assignment Obligation and/or (ii) any false or inaccurate representation or the breach of any representation contained herein.

4. Representations of the Assignor. The Assignor represents and warrants to SIBL as follows:

a. That, as of the date hereof, the Assignor has full right and authority to sell and transfer the Rights to SIBL, and that the Rights have not been pledged, encumbered or previously transferred in whole or in part.

b. That the Rights are assignable by the Assignor without any consent of any third parties and this assignment of Rights will not cause any default in the performance of any of the terms, covenants, conditions or agreements pertaining to the ownership of the Rights.

c. That the Rights are valid and enforceable and have not been altered, modified or amended and the Assignor is not in (or with the passage of time will be in) default in the performance of any of the terms, covenants, conditions or agreements required of him pursuant to the ownership of the Rights.

5. Further Assurances. The Assignor hereby agrees to take all actions, and execute, acknowledge and deliver all such instruments (including, without limitation, any stock powers, assignments, allonges and any other conveyance documents) as may be necessary to assure SIBL the rights intended to be provided to SIBL pursuant to this Assignment, including, without limitation, holding for the account of, and promptly remitting to, SIBL any and all amounts the Assignor receives by virtue of his ownership of the Rights on or after the date hereof.

6. Miscellaneous. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida. The venue of any litigation arising under this Assignment shall be Miami-Dade County, Florida and the parties hereto consent to the jurisdiction of the Circuit Court of Dade County, Florida in any litigation arising hereunder. In the event of any such litigation, the prevailing party shall be entitled to its reasonable costs and attorneys’ fees. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any oral representations or modifications concerning this Assignment shall be of no force and effect excepting a modification in writing signed by each party hereto. Subject to the provisions hereof, this Assignment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and assignees.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties have caused this Assignment to be effective as of November 30, 2004.

AGREED TO AND ACCEPTED:

R. Allen Stanford

/s/ R. Allen Stanford

Stanford International Bank Limited

/s/ James M. Davis
James M. Davis Chief Financial Officer

SCHEDULE “A”

Issuer: Health Systems Solutions, Inc.

The “Rights” consist of all of the right, title and interest of the Assignors, in existence as of the execution date of this Assignment in and to:

(1)	8,978,177 shares of the common stock of the Issuer.

(2)	Loan and Security Agreement, dated July 6, 2004, by and between Healthcare Quality Solutions, Inc. (subsidiary of Issuer) and SVCH.

(3)	Revolver Promissory Note, dated July 6, 2004, in the principal amount of $1,600,000 executed by Healthcare Quality Solutions, Inc. in favor of SVCH.

(4)	Any liens or security interests under Article 9 of the Uniform Commercial Code granted by the Issuer in favor of any of the Assignors or encumbering any of its assets; any statutory liens or other consensual liens against the Issuer or any of its assets; any claims or choses in action, whether in tort or contract, against the Issuer or any of its assets; and any other equity interests in the Issuer held by any of the Assignors.